SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                 (Amendment No.)


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           HAEMONETICS CORPORATION
---------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


  ---------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [x]   No fee required
   [ ]   Fee computed  on  table below per  Exchange Act  Rules  14a-6(i)(1) and
         0-11.
         (1)   Title of each class of securities to which transaction applies:

               ---------------------------------------------------------------
         (2)   Aggregate number of securities to which transaction applies:

               ---------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               ---------------------------------------------------------------
         (4)   Proposed maximum aggregate value of transaction:

               ---------------------------------------------------------------
         (5)   Total fee paid:

               ---------------------------------------------------------------
   [ ]   Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)   Amount previously paid:

               ---------------------------------------------------------------
         (2)   Form, Schedule or Registration Statement No.:

               ---------------------------------------------------------------
         (3)   Filing party:

               ---------------------------------------------------------------
         (4)   Date Filed:

               ---------------------------------------------------------------


                           HAEMONETICS CORPORATION

                  Notice of Annual Meeting of Stockholders

                                July 27, 1999

To the Stockholders:

      The Annual Meeting of the Stockholders of Haemonetics Corporation will be held on Tuesday, July 27, 1999 at 9:00 a.m. at the State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts for the following purposes:

      1. To elect two Directors to serve for a term of three years and until their successors shall be elected and qualified, as more fully described in the accompanying Proxy Statement.

      2. To ratify the selection by the Board of Directors of Arthur Andersen LLP as independent public accountants for the current fiscal year.

      3. To consider and act upon any other business which may properly come before the meeting.

      The Board of Directors has fixed the close of business on June 1, 1999 as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

      PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.


                                       By Order of the Board of Directors



                                       /s/ Alicia R. Lopez
                                       -------------------------
                                       Alicia R. Lopez
                                       Clerk


Braintree, Massachusetts
June 21, 1999


                           HAEMONETICS CORPORATION

                               PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Haemonetics Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Tuesday, July 27, 1999, at the time and place set forth in the notice of meeting, and at any adjournment thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is June 21, 1999.

      If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, the proxy will be voted in favor thereof. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the meeting or by giving written notice of revocation to the Clerk of the Company at any time before the proxy is exercised.

      The holders of a majority in interest of all Common Stock issued, outstanding and entitled to vote are required to be present in person or be represented by proxy at the Meeting in order to constitute a quorum for transaction of business. The election of the nominees for Director will be decided by plurality vote. The affirmative vote of the holders of at least a majority of the shares of Common Stock voting in person or by proxy at the meeting is required to approve the other matters listed in the notice of meeting. Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" have the same effect as votes against proposals presented to stockholders other than election of directors. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

      The Company will bear the cost of this solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telegraph or in person and arrange for brokerage houses and their custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Company.

      The Company's principal executive offices are located at 400 Wood Road, Braintree, Massachusetts 02184-9114, telephone number (781) 848-7100.

                      RECORD DATE AND VOTING SECURITIES

      Only stockholders of record at the close of business on June 1, 1999 are entitled to notice of and to vote at the meeting. On that date, the Company had outstanding and entitled to vote 26,959,425 shares of Common Stock with a par value of $.01 per share. Each outstanding share entitles the record holder to one vote.

                            ELECTION OF DIRECTORS

      Pursuant to the Articles of Organization of the Company, the Board of Directors is divided into three classes, with each class being as nearly equal in number as possible. One class is elected each year for a term of three years. James L. Peterson and Benjamin L. Holmes are currently serving in the class of directors whose terms expire at this Annual Meeting. It is proposed that James L. Peterson and Benjamin L. Holmes be elected to serve terms of three years, and in each case until their successors shall be duly elected and qualified or until their death, resignation or removal. The persons named in the accompanying proxy will vote, unless authority is withheld, for the election of the nominees named below. If any such nominees should become unavailable for election, which is not anticipated, the persons named in the accompanying proxy will vote for such substitutes as management may recommend. Should management not recommend a substitute for any nominee, the proxy will be voted for the election of the remaining nominees. The nominees are not related to each other or to any executive officer of the Company or its subsidiaries.


                                              Year First
                                              Elected a           Position with the Company or Principal
Name                                   Age     Director           Occupation During the Past Five Years
--------------------------------------------------------------------------------------------------------------

Nominated for a term ending in 2002:

James L. Peterson                       56       1985       Since January, 1998, President and Chief Executive
                                                            Officer of the Company. From May 1994, President,
                                                            International Operations, and Vice Chairman of the
                                                            Board of Directors of the Company. From 1988 to
                                                            1994, Executive Vice President of the Company.
                                                            Previously, Vice President, with responsibility for
                                                            all international activities of the Company and its
                                                            predecessor.

Benjamin L. Holmes                      64       1998       Since December 1994, President of the Holmes Co.,
                                                            specializing in health care with a focus on the
                                                            device industry. Previously, from 1985 to 1994, Vice
                                                            President, Hewlett-Packard Medical Products Group.
                                                            From 1983 to 1985, General Manager, Hewlett-Packard
                                                            Medical Products Group. Director of Project HOPE and
                                                            UCLA Foundation.

Serving a term ending in 2001:

Yutaka Sakurada                         66       1991       Since April, 1995, Senior Vice
                                                            President of the Company and President of
                                                            Haemonetics Japan. From October, 1991, Vice
                                                            President of the Company and President of
                                                            Haemonetics Japan. Previously, from 1989 to 1991,
                                                            Managing Director, Kuraray Plastics Co., Ltd., and
                                                            from 1985-1989, Director of Kuraray Co., Ltd., a
                                                            diversified synthetic fiber manufacturer and a
                                                            distributor of the Company's products. From 1988 to
                                                            1996, Vice Chairman, Japanese Society for
                                                            Biomaterials.

Donna C.E. Williamson                   46       1993       Since May, 1999, Managing Director and Sr. VP, ABN
                                                            Amro Private Equity, an equity investing
                                                            partnership. From 1996 to 1999, an independent
                                                            consultant. From 1993 to 1996 Corporate Senior Vice
                                                            President of Caremark International, Inc., a
                                                            leading provider of diversified health care services
                                                            throughout the United States and in other countries.
                                                            Corporate Vice President at Caremark from 1992 to
                                                            1993 and Corporate Vice President at Baxter
                                                            International from 1983 to 1992 responsible for
                                                            strategy, business development and health cost
                                                            management businesses. Director of PSS World
                                                            Medical, Inc. and the American Red Cross of Greater
                                                            Chicago.

Harvey G. Klein M.D.                    56       1998       Since 1983, Chief of the Department of Transfusion
                                                            Medicine at the Warren G. Magnuson Clinical Center
                                                            of the National Institutes of Health.  Previously
                                                            held other senior level positions with NIH.
                                                            Internationally recognized for his contributions
                                                            to the transfusion discipline. Currently serves on
                                                            several Boards, including as President-elect,
                                                            American Association of Blood Banks and Chairman of
                                                            the Panel for Blood and Blood Products of the US
                                                            Pharmacopeia (USP). Previously President of the
                                                            American Society for Apheresis and Director of the
                                                            World Apheresis Association.

Serving a term ending in 2000:

Sir Stuart Burgess                      70       1992       Since January, 1998, Chairman of the Company. Since
                                                            1995, Chairman of Finsbury Worldwide Pharmaceutical
                                                            Trust plc, an investment trust specializing in the
                                                            pharmaceutical industry. From 1990 to 1997 Chairman
                                                            of the Anglia & Oxford Region of the U.K. National
                                                            Health Service. From 1993 to 1997, Director of
                                                            Anagen plc and from 1990 to 1996, Director Immuno UK
                                                            Ltd. From 1979 to 1989, Chief Executive
                                                            Officer, and from 1973 to 1989 director of Amersham
                                                            International plc, a world leader in nuclear
                                                            medicine.

Jerry E. Robertson, Ph.D                66       1993       Retired. From 1984 to 1994, Executive Vice
                                                            President, 3M Life Sciences Sector and Corporate
                                                            Services. Minnesota Mining and Manufacturing (3M) is
                                                            a worldwide producer of a diverse variety of
                                                            industrial and consumer products. Director of Choice
                                                            Hotels International, Cardinal Health, Inc., Steris
                                                            Corp., and Medwave, Inc.

Colin Lind                              43       1998       Since 1986, with Richard C. Blum & Associates, LP, a
                                                            strategic equity investment firm with 14.7%
                                                            ownership in Haemonetics. Currently Managing
                                                            Director for the firm responsible for about $1.8
                                                            million in assets under management. Previously Vice
                                                            President of R.H. Chappel & Co. and Vice President
                                                            of Research at two regional brokerage firms, Davis
                                                            Skaggs, Inc. and Wheat First  Securities. Currently
                                                            serves as Director of Scott Technologies, Inc. and
                                                            privately held companies, Kinetic Concepts and
                                                            Smarte Carte.


                INFORMATION CONCERNING THE BOARD OF DIRECTORS
                          AND DIRECTOR COMPENSATION

      During the last fiscal year, there were eight meetings of the Board of Directors of the Company. All of the Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held while he or she was a director, and (ii) the total number of meetings held by Committees of the Board of Directors on which they served. The Board of Directors does not have a Nominating Committee. The Directors of the Company who are not employees of the Company receive an annual fee of $20,000. Harvey G. Klein, M.D. and Colin Lind however, as they were elected to the Board of Directors effective October 23, 1998 received fifty percent of the annual director fee or $10,000. In addition to this director fee, each outside director, except Sir Stuart Burgess was granted, during the last fiscal year, an option to purchase up to 6,000 shares of Common Stock of the Company. Sir Stuart Burgess as compensation for his additional duties performed as Chairman of the Board, was granted an option to purchase up to 50,000 shares of Common Stock of the Company and received an additional $1,000 per day for each day devoted to Chairman responsibilities on behalf of the Company. The additional fees earned amounted to $94,000 for the fiscal year ended April 3, 1999.

      The Board of Directors has a Compensation Committee composed of the independent directors who are not employees of the Company. The members of the Compensation Committee during the last fiscal year were Sir Stuart Burgess, Jerry E. Robertson, Donna C.E. Williamson, Benjamin L. Holmes and effective, October 23, 1998, Colin Lind. The Compensation Committee determines the compensation to be paid to the key officers of the Company and administers the Company's 1990 Stock Option Plan and its 1992 Long-term Incentive Plan. The Committee met four times during the past fiscal year and on other occasions took action by written consent.

      The Board of Directors also has an Audit Committee, comprised of Jerry E. Robertson, Donna C.E. Williamson and Benjamin L. Holmes. The Audit Committee reviews with the Company's independent auditors the scope of the audit for the year, the results of the audit when completed and the independent auditor's fee for services performed. The Audit Committee also recommends independent auditors to the Board of Directors and reviews with management various matters related to its internal accounting controls. During the last fiscal year, there were four meetings of the Audit Committee.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of May 14, 1999, certain information with respect to beneficial ownership of the Company's Common Stock by: (i) each person known by the Company to own beneficially more than five percent of the Company's Common Stock; (ii) each of the Company's directors and each of the executive officers named in the Summary
Compensation Table elsewhere in this Proxy Statement; and (iii) all directors and executive officers as a group.


                                                Title           Amount & Nature       Percent
Name of Beneficial Owner                       of Class      Beneficial Ownership    Of Class
---------------------------------------------------------------------------------------------

Sir Stuart Burgess(1)                        Common Stock           121,232             .45%
James L. Peterson(2)                         Common Stock         1,237,888            4.59%
Ronald J. Ryan(3)                            Common Stock            15,625             .06%
Michael P. Mathews(4)                        Common Stock           169,477             .63%
Bruno Deglaire(5)                            Common Stock            92,404             .34%
Yutaka Sakurada(6)                           Common Stock            77,404             .29%
Robert B. Ebbeling(7)                        Common Stock            81,869             .30%
Jerry E. Robertson(8)                        Common Stock            70,500             .26%
Donna C.E. Williamson(9)                     Common Stock            35,800             .13%
Benjamin L. Holmes(10)                       Common Stock            16,000             .06%
Harvey G. Klein M.D. (11)                    Common Stock            15,000             .06%
Colin Lind(12)                               Common Stock         3,981,400           14.77%
State of Wisconsin Investment Board(13)      Common Stock         2,400,000            8.90%
Wellington Management(14)                    Common Stock         2,661,750            9.87%
Richard C. Blum & Associates, L.P.(15)       Common Stock         3,981,400           14.77%
Neuberger & Berman(16)                       Common Stock         1,976,600            7.33%
FMR Corporation(17)                          Common Stock         1,374,100            5.10%
Vanguard Specialized portfolios, Inc.(18)    Common Stock         1,683,800            6.25%
All executive officers and directors
 as a group (12 persons)(19)            Common Stock              5,914,599           21.94%

--------------------
<F1>   Includes 114,232 shares which Sir Stuart has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 14, 1999.
<F2>   Does not include 48,150 shares held in trust for the benefit of
       Mr. Peterson's children, 3,300 shares held by the Peterson
       Foundation and 21,000 shares held in trust for the benefit of
       Mr. Peterson's parents. Mr.Peterson disclaims beneficial ownership of such shares. Includes 305,461 shares which Mr.Peterson has the right to acquire upon exercise of options currently exercisable or exercisable within 60 days of May 14, 1999.
<F3>   Consists entirely of 15,625 shares which Mr. Ryan has the right to acquire upon exercise of options currently exercisable or
       exercisable within 60 days of May 14, 1999.
<F4>   Includes 119,673 shares which Mr. Mathews has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 14, 1999.
<F5>   Consists entirely of 92,404 shares which Mr. Deglaire has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 14, 1999.
<F6>   Includes 76,056 shares which Mr. Sakurada has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 14, 1999.
<F7>   Includes 45,260 shares which Mr. Ebbeling has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 14, 1999.
<F8>   Includes 40,500 shares which Mr. Robertson has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 14, 1999. All shares owned directly by Mr.
       Robertson are held in the JJ Robertson LTD. Partnership, of which he and his wife are general partners.
<F9>   Includes 34,500 shares which Ms. Williamson has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 14, 1999.
<F10>  Includes 15,000 shares which Mr. Holmes has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 14, 1999.
<F11>  Consists entirely of 15,000 shares which Dr. Klein has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 14, 1999.
<F12>  Includes 15,000 shares which Mr. Lind has the right to acquire upon the exercise of options currently exercisable or exercisable within
       60 days of May 14, 1999. Also includes 3,966,400 shares owned directly by four investment advisory clients for which Richard C.
       Blum & Associates, L.P. ("RCBA L.P.") is the investment adviser with voting and investment discretion, three limited partnerships for which RCBA L.P. is the general partner, and one limited partnership for which RCBA GP, L.L.C. ("RCBA GP") is the general partner. Mr.
       Lind is a director and officer of RCBA Inc. (the general partner of
       RCBA L.P.), an officer of RCBA L.P., and a managing member of RCBA
       GP. Mr. Lind disclaims beneficial ownership of these shares except to the extent of any pecuniary interest therein.
<F13>  This information has been derived from a Schedule 13G filed with the
       Securities and Exchange Commission as of February 2, 1999. The
       reporting entity's address is 121 East Wilson Street Madison, WI
       53707.
<F14>  This information has been derived from a Schedule 13G filed with the
       Securities and Exchange Commission as of February 10, 1999. The
       reporting entity's address is 75 State Street, Boston, MA 02109.
<F15>  Includes information derived from a Schedule 13D filed with the
       Securities and Exchange Commission as of May 21, 1999, and the
       shares described in footnote (12) which Mr. Lind has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 14, 1999. The reporting entity's address is 909 Montgomery Street, Suite 400, San Francisco, CA
       94133.
<F16>  This information has been derived from a Schedule 13G filed with the
       Securities and Exchange Commission as of February 11,1999. The
       reporting entity's address is 605 Third Avenue, New York, NY
       10158-3698.
<F17>  This information has been derived from a Schedule 13G filed with the
       Securities and Exchange Commission as of February 12,1999. The
       reporting entity's address is 82 Devonshire Street, Boston, MA
       02109.
<F18>  This information has been derived from a Schedule 13G filed with the
       Securities and Exchange Commission as of February 10, 1999. The
       reporting entity's address 100 Vanguard Boulevard, VM #V34, Malvern
       PA 19355.
<F19>  Includes 888,711 shares which executive officers and directors have the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 14, 1999.


          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE
                                 ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Company's directors and executive officers and persons who own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission and the New York Stock Exchange reports concerning their ownership of the Company's Common Stock and changes in such ownership. Copies of such reports are required to be furnished to the Company. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company during or with respect to the Company's most recent fiscal year, all Section 16(a) filing requirements applicable to persons who were, during the most recent fiscal year, officers or directors of the Company or greater than 10% beneficial owners of its Common Stock were complied with.

               COMPENSATION AND STOCK OPTION COMMITTEE REPORT
                          ON EXECUTIVE COMPENSATION

      The Company's executive compensation program is intended to attract and retain talented executives and to motivate them to achieve the Company's business goals. The program utilizes a combination of salary, stock options and cash bonuses awarded based on the achievement of corporate performance objectives. The compensation received by its executive officers is thereby linked to the Company's performance. Within this overall policy, compensation packages for individual executive officers are intended to reflect the responsibilities of their position and their past achievements with the Company, as well as the Company's performance.

      The Compensation Committee is comprised of independent directors who are not employees of the Company. In its deliberations, the Committee takes into account the recommendations of appropriate Company officials. The Compensation Committee's determinations with respect to compensation for the fiscal year ended April 3, 1999 were made early in the fiscal year.

      In arriving at the base salaries paid to the Company's executive officers for the year ended April 3, 1999, the Committee considered their individual contributions to the performance of the Company, their levels of responsibility, salary increases awarded in the past, the executive's experience and potential, and the level of compensation necessary, in the overall competitive environment, to retain talented individuals. All of these factors were collectively taken into account by the Committee in making a subjective assessment as to the appropriate base salary for each of the Company's executive officers, and no particular weight was assigned to any one factor.

      During the fiscal year ended April 3, 1999, the Company had a quarterly bonus program which was tied to the achievement by the Company and by individual business units of predetermined goals relating primarily to operating margin and balance sheet measures. Under the program, during the first three quarters of the year, attainment of the predetermined goals resulted in payment of bonuses. In the last quarter of the year, attainment of the predetermined goals only resulted in payment of bonuses if the Company also achieved a predetermined amount of profit after tax for the year. During the fiscal year ended April 3, 1999, executive officers and other members of the CEO's staff received quarterly bonuses in all four quarters of the year.

      In May 1999, the Company's Compensation Committee approved a change in the form of payment of fiscal year 2000 executive bonuses earned under the quarterly bonus program. As a result of the change, the executives are now required to elect the portion of their eligible fiscal year 2000 bonus that they wish to be paid in the form of grants to purchase the Company's Common Stock in lieu of cash. The percentage of bonus to be paid in the form of grants to purchase the Company's Common Stock must be a minimum of fifty percent of the total eligible bonus amount. This change to the Company's quarterly bonus program beginning in fiscal year 2000 was made to more closely align executive compensation with stock ownership.

      The Company's stock option program is intended to provide additional incentive to build shareholder value, to reward long-term corporate performance and to promote employee loyalty through stock ownership. Information with respect to stock options held by executive officers (including options granted during the year ended April 3, 1999) is included in the tables following this report. In determining the number of options granted to executive officers during the last fiscal year, the Committee made a subjective assessment of the past and potential contributions of particular executive officers to the financial and operational performance of the business unit directed by the executive, and of such officer's potential for advancement. The Committee, in arriving at the number of options to be granted to particular executive officers, was aware of whether or not such officers had been granted options in the past. The vesting of options granted is not dependent upon the achievement of predetermined performance goals. Nevertheless, the amount realized by a recipient from an option grant will depend on the future appreciation in the price of the Company's Common Stock.

      In 1993 the Internal Revenue Code was amended to limit the deduction a public company is permitted for compensation paid in 1994 and thereafter to the chief executive officer and to the four most highly compensated executive officers, other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. In order to qualify as performance-based compensation under the new tax law, certain requirements must be met, including approval of the performance measures by the stockholders. In its deliberations, the Committee considers ways to maximize deductibility of executive compensation, but nonetheless retains the discretion to compensate executive officers at levels the Committee considers commensurate with their responsibilities and achievements.

Compensation of Chief Executive Officer

      Following his assumption of the duties of President and Chief Executive Officer of this Company, the Committee, in May 1998, in recognition of his increased responsibilities, established Mr. Peterson's compensation for the fiscal year ended April 3, 1999 at $400,000. Mr. Peterson began receiving this higher level of compensation effective May 1998. Also in May 1998, the Committee granted Mr. Peterson options to purchase 91,574 shares of the Company's Common Stock at an exercise price of $15.6563 per share. The options vest beginning one year from the grant date at a rate of 25% per year over the four years following the grant (except in the case of death, termination or retirement). Years 2, 3 and 4 of the vesting schedule can be accelerated effective one year from the grant date based upon the attainment of certain stock fair market values as follows: 25% upon stock value appreciation to $21.00 per share, 25% upon stock value appreciation to $ 26.00 per share and 25% upon stock value appreciation to $31.00 per share. The options expire on May 8, 2008.

      In determining the number of shares subject to the options granted to Mr. Peterson during the fiscal year ended April 3, 1999, the Committee considered his past and potential contributions to the Company's performance, the options previously granted to him, as well as the potential appreciation in the market price of the Company's Common Stock over the term of the options. The Committee views the determination as to the size of stock option grants to executive officers, including Mr. Peterson, to be an exercise of subjective judgment by the Committee. In exercising such judgment, the Committee took into account the factors mentioned above, but did not assign relative weights to any of such factors.

      Mr. Peterson was not part of a bonus program during the fiscal year ended April 3, 1999. However, in recognition of the Company's outstanding performance during the fiscal year ended April 3, 1999, the compensation committee in May 1999 awarded Mr. Peterson a cash bonus of $150,000.

                                       COMPENSATION COMMITTEE

                                       Sir Stuart Burgess
                                       Jerry E. Robertson
                                       Donna C.E. Williamson
                                       Benjamin L. Holmes
                                       Colin Lind

                      COMPENSATION COMMITTEE INTERLOCKS
                          AND INSIDER PARTICIPATION

      During the fiscal year ended April 3, 1999 the members of the Compensation Committee were Sir Stuart Burgess, Jerry E. Robertson, Donna C.E. Williamson, Benjamin L. Holmes, and effective, October 23, 1998, Colin Lind. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal year 1999.

                           EXECUTIVE COMPENSATION

      The following table sets forth all compensation awarded to, or earned by or paid to the Company's Chief Executive Officer and each of the Company's executive officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 for all services rendered as executive officers to the Company and its subsidiaries for the Company's fiscal years ended April 3, 1999, March 28, 1998 and March 29, 1997.

Summary Compensation Table


                                                                                       Long-Term
                                                                                      Compensation
                                                    Annual Compensation                  Awards
                                       --------------------------------------------   ------------
                                                                        Other
                                                                        Annual            Stock          All Other
Name and Principal Position    Year     Salary(l)     Bonus(l)       Compensation        Options      Compensation(2)
---------------------------------------------------------------------------------------------------------------------

James L. Peterson              1999    $394,658(4)    $150,000    $176,642(3)(4)(5)       91,574               -
 President & CEO               1998    $369,945(4)           -    $ 91,085(3)(4)(5)      330,000               -
                               1997    $420,120(4)           -    $ 74,721(3)(4)(5)       35,000               -

Mr. Ronald J. Ryan             1999    $249,995       $ 81,775    $  9,332(3)             50,000               -
 CFO & Sr. Vice President,
 Finance

Michael P. Mathews             1999    $237,776       $ 40,311    $173,479(5)             49,000          $6,000
 President, Blood Bank         1998    $220,080              -    $230,293(5)             69,177          $3,000
 Division                      1997    $219,033              -    $182,019(3)(5)          25,350          $1,000

Bruno Deglaire                 1999    $267,582       $ 80,231    $ 28,253(3)(4)(5)       52,500               -
 President, European and       1998    $263,362       $ 30,476    $ 28,461(3)(4)(5)       46,640               -
 Asian Field Operations

Robert B. Ebbeling             1999    $208,883       $ 78,072    $  1,218                31,000          $5,139
 Senior Vice President,        1998    $199,512       $ 56,950    $  1,218                26,660          $3,000
 Manufacturing

--------------------
<F1>  Salary and bonus amounts are presented in the year earned. The payment of such amounts may have occurred in other years.
<F2>  Includes discretionary contributions paid by the Company with respect to the Company's 401(k) Plan: i) in 1998: for Mr. Mathews $2,000 and
      for Mr. Ebbeling $2,000. No discretionary contributions were made by the Company with respect to the Savings Plus Plan in 1999 or 1997.
      Also includes matching contributions by the Company under its 401(k)
      Plan: (i) in 1999: for Mr. Mathews $6,000, for Mr. Ebbeling $5,139,
      (ii) in 1998: for Mr. Mathews $1,000, for Mr. Ebbeling $1,000, (iii)
      in 1997: for Mr. Mathews $1,000.
<F3>  Includes the following amounts paid by the Company with respect to vacation hours: (i) accrued in 1999 but not used: for Mr. Mathews
      $9,267, (ii) accrued in 1997 but not used: for Mr. Mathews $13,383.
      Additionally, includes the following amounts paid by the Company with respect to company-owned vehicles or auto allowances: (i) in 1999:
      for Mr. Peterson $23,765, for Mr. Deglaire $18,025 for Mr. Ryan
      $5,282, (ii) in 1998: for Mr. Peterson $17,741, for Mr. Deglaire
      $17,741, (ii) in 1997: for Mr. Peterson $20,209.
<F4>  All amounts are translated into U.S. dollars using average monthly exchange rates.
<F5>  Includes the following amounts for additional payments relating to living abroad: (i) in 1999: for Mr. Mathews $162,855 (ii) in 1998:
      for Mr. Peterson $64,352, for Mr. Mathews $228,936, (iii) in 1997:
      for Mr. Peterson $54,512 and for Mr. Mathews $164,788. Includes the
      following amounts for housing allowances for Mr. Peterson: in 1999
      $104,938. Includes the following amounts for travel allowances in
      1999: for Mr. Peterson $2,018, for Mr. Deglaire $8,384 (ii) in 1998:
      for Mr. Deglaire $8,252. Includes $33,333 in one time relocation expenses for Mr. Peterson in 1999.


Option Grants in Fiscal Year Ended April 3, 1999

      The following table provides information on option grants to the executive officers of the Company listed in the Summary Compensation Table above during the fiscal year ended April 3, 1999. Pursuant to applicable regulations of the Securities and Exchange Commission, the table also sets forth the hypothetical value which might be realized with respect to such options based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date of grant to the end of the option term.


                                         Individual Grants
                      ------------------------------------------------------     Potential Realizable
                                    Percentage of                                  Value at Assumed
                      Number of     Total Options                               Annual Rates of Stock
                      Securities     Granted to      Exercise                     Price Appreciation
                      Underlying      Employees       or Base                     for Option Term(3)
                       Options      in the Fiscal      Price      Expiration    ----------------------
                       Granted        Year 1999      Per Share       Date          5%          10%
                      --------------------------------------------------------------------------------

James L. Peterson     91,574(1)         9.91         $15.6563        5/8/08     $901,645    $2,284,953

Michael P. Mathews    12,000(2)         1.30         $17.6250        5/1/08     $133,011    $  337,077
                      25,000(2)         2.71         $18.9688      10/23/08     $298,232    $  755,781
                      12,000(2)         1.30         $15.4063        4/1/09     $116,266    $  294,643

Bruno Deglaire        13,750(2)         1.49         $17.6250        5/1/08     $152,409    $  386,234
                      25,000(2)         2.71         $18.9688      10/23/08     $298,232    $  755,781
                      13,750(2)         1.49         $15.4063        4/1/09     $133,222    $  337,611

Robert B. Ebbeling    10,500(2)         1.14         $17.6250        5/1/08     $116,385    $  294,942
                      10,000(2)         1.08         $18.9688      10/23/08     $119,293    $  302,313
                      10,500(2)         1.14         $15.4063        4/1/09     $101,733    $  257,812

Ronald J. Ryan        12,500(2)         1.35         $17.6250        5/1/08     $138,553    $  351,121
                      10,000(2)         1.08         $18.9688      10/23/08     $119,293    $  302,313
                      15,000(2)         1.62         $18.9375        2/3/09     $178,645    $  452,722
                      12,500(2)         1.35         $15.4063        4/1/09     $121,111    $  306,919

--------------------
<F1>  Options vest beginning one year from the grant date at a rate of 25%
      per year over the four years following the grant (except in the case of death, termination or retirement). Years 2, 3 and 4 of the vesting schedule can be accelerated effective one year from the grant date based upon the attainment of certain stock fair market values as follows: 25% upon stock value appreciation to $21.00 per share, 25%
      upon stock value appreciation to $ 26.00 per share and 25% upon stock value appreciation to $31.00 per share.
<F2>  Options are exercisable upon completion of one full year of employment following the grant date (except in the case of death, termination or retirement) and vest at the rate of 25% per year over the four years following the grant date.
<F3>  These values are based on assumed rates of appreciation only. Actual gains, if any, on shares acquired on option exercises are dependent on the future performance of the Company's Common Stock. There can be no assurance that the values reflected in this table will be achieved. On May 14, 1999 the closing price of the Company's Common
      Stock on the New York Stock Exchange was 18 1/4.


Aggregated Option Exercises in Fiscal Year
Ended April 3, 1999 and Option Values at April 3, 1999

      The following table provides information on the value of unexercised options held by the executive officers listed in the Summary Compensation Table above at April 3, 1999.


                                                     Number of Unexercised           Value of Unexercised
                         Shares                    Options at April 3, 1999      Options at April 3, 1999(1)
                        Acquired       Value     ----------------------------    ----------------------------
                      on Exercise    Realized    Exercisable    Unexercisable    Exercisable    Unexercisable
                      ---------------------------------------------------------------------------------------

James L. Peterson          0            $0         270,068         329,932           $0              $0
Michael P. Mathews         0            $0         103,200         103,400           $0              $0
Bruno Deglaire             0            $0          77,123          78,844           $0              $0
Robert Ebbeling            0            $0          36,435          48,725           $0              $0
Ronald J. Ryan             0            $0          12,500          87,500           $0              $0

--------------------
<F1>  Value of unexercised stock options represents difference between the exercise prices of the stock options and the closing price of the
      Company's Common Stock on the New York Stock Exchange on April 3,
      1999.


                        COMPARATIVE PERFORMANCE GRAPH

      The following graph compares the cumulative total return for the five year period commencing March 31, 1994 through March 31, 1999 among the Company, the S&P 500 Index and the S&P Medical Products and Supplies Index. The graph assumes one hundred dollars invested on March 31, 1994 in the Company's Common Stock, the S&P 500 index and the S&P Medical Products and Supplies Index and also assumes reinvestment of dividends.


                           3/31/94    3/31/95    3/31/96    3/31/97    3/31/98    3/31/99
                           --------------------------------------------------------------

Haemonetics Corporation     $100         73         84         89         90         79
S&P 500                     $100        116        153        183        271        321
S&P Medical                 $100        146        217        238        344        452


      RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors recommends that the stockholders ratify the selection of Arthur Andersen LLP as independent public accountants to examine the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending April 1, 2000. A representative of Arthur Andersen, LLP is expected to be present at the meeting to respond to appropriate questions.

                            STOCKHOLDER PROPOSALS

      Any proposal submitted for inclusion in the Company's Proxy Statement and form of proxy relating to the 1999 Annual Meeting of Stockholders must be received at the Company's principal executive offices in Braintree, Massachusetts on or before February 22, 2000.

                                OTHER MATTERS

      Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

                               VOTING PROXIES

      The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendations.

                                       By Order of the Board of Directors



                                       /s/ Alicia R. Lopez
                                       -------------------------
Braintree, Massachusetts               Alicia R. Lopez
June 21, 1999                          Clerk



                                 DETACH HERE

                                    PROXY

                           HAEMONETICS CORPORATION

                    Proxy-Annual Meeting of Stockholders
                                July 27, 1999

      The undersigned hereby appoints Sir Stuart Burgess and James L. Peterson or any one of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of Haemonetics Corporation to be held Tuesday, July 27, 1999 at State Street Bank & Trust Company, 225 Franklin Street, Boston, Massachusetts and at any adjournment or adjournments thereof, to vote in the name and place of the undersigned with all the power which the undersigned would possess if personally present, all of the stock of Haemonetics Corporation standing in the name of the undersigned, upon such business as may properly come before the meeting, including the following as set forth on the reverse side.

      PLEASE DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
   SIDE                                                             SIDE



                           HAEMONETICS CORPORATION


Dear Shareholder:


There are two actions to be considered at the annual meeting, July 27, 1999 that require your vote.

Your vote counts, and you are strongly encouraged to exercise your right to vote.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then, please sign the card and return it in the enclosed, paid envelope.

Your vote must be received by the annual meeting date of July 27, 1999 to be considered.

Thank you for your prompt attention to this matter.


Sincerely,

/s/ Alicia R. Lopez

Haemonetics Corporation


                                 DETACH HERE

[x]  Please mark votes
     as in this example.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. ANY PROXY HERETOFORE GIVEN BY THE UNDERSIGNED WITH RESPECT TO SUCH STOCK IS HEREBY REVOKED. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS SET FORTH IN THE PROXY STATEMENT AND FOR PROPOSAL 2.

1.  ELECTION OF DIRECTORS:
    Nominees: James L. Peterson and Benjamin L. Holmes

    [ ] FOR ALL NOMINEES           [ ] WITHHELD FROM ALL NOMINEES


    [ ]
        ---------------------------
    For the single nominee written above by the undersigned stockholder

2. To ratify the selection by the Board of Directors of Arthur Andersen LLP as independent public accountants for the current fiscal year.


          FOR                    AGAINST                    ABSTAIN
          [ ]                      [ ]                        [ ]


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     [ ]


Please sign exactly as your name(s) appear(s) on the Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature:              Date:          Signature:              Date:
           ------------       --------            ------------       --------